ITT EDUCATIONAL SERVICES, INC. NO LONGER SUBJECT OF
U.S. DEPARTMENT OF JUSTICE INVESTIGATION

Carmel, IN June 24, 2005 -- ITT Educational Services, Inc. (NYSE: ESI) announced today that the U.S. Attorney's Office for the Southern District of Texas ("USAO") advised the company in a letter received today that a multi-year nationwide investigation has not revealed evidence of wrongdoing by the company or its senior management to warrant continuing them as targets or subjects of the federal government's investigation. The company is not paying any fines or penalties in connection with this action. A copy of the USAO's letter can be viewed at this address: http://media.corporate-ir.net/media_files/NYS/ESI/DOJLet.pdf.

Rene R. Champagne, Chairman and Chief Executive Officer of ITT/ESI, said of the USAO's action, "We are very pleased that the federal government's investigation has reached this favorable conclusion with respect to ITT/ESI, its senior management and the ITT Technical Institutes. We cooperated fully with the investigation, producing more than 11 million pages of documents and making our key personnel available for interviews. Although it was a very exhaustive and expensive effort, the company had nothing to hide, and we will continue to cooperate as the Government looks at local issues at certain schools."

Champagne continued, "Although we first learned of the investigation on February 25, 2004, we have been advised that the investigation began more than three years ago, and it has extended into practically every area of our operations. This outcome should provide great comfort to all our constituencies, including our students, alumni, regulators, accrediting agency, employees and shareholders, that we are committed to the highest standards of conduct by our employees. We will continue to focus on delivering a quality education and helping our students achieve their goals."

ITT Educational Services, Inc. is a leading provider of technology-oriented postsecondary degree programs. The company operates 79 ITT Technical Institutes in 31 states with a total student enrollment of approximately 40,000. The ITT/ESI education system offers programs at the associate, bachelor and master degree levels in five schools of study: information technology, electronics engineering technology, drafting and design, business and criminal justice. Programs of study are delivered in residence, online and through a combination of residence and online delivery.

Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are made based upon the current expectations and beliefs of the company's management concerning future developments and their potential effect on the company. The company cannot assure you that future developments affecting the company will be those anticipated by its management. These forward-looking statements involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially are the following: business conditions and growth in the postsecondary education industry and in the general economy; changes in federal and state governmental regulations with respect to education and accreditation standards, or the interpretation or enforcement thereof, including, but not limited to, the level of government funding for, and the company's eligibility to participate in, student financial aid programs utilized by the company's students; effects of any change in ownership of the company resulting in a change in control of the company, including, but not limited to, the consequences of such changes on the accreditation and federal and state regulation of the institutes; the company's ability to implement its growth strategies; receptivity of students and employers to the company's existing program offerings and new curricula; loss of lender access to the company's students for student loans; the results of the Securities and Exchange Commission's inquiry into the allegations regarding the company that were being investigated by the federal grand jury which could result in the restatement of the company's financial statements, monetary fines or penalties or other sanctions that could materially adversely affect the company's financial condition and results of operations; the results of the securities class action and shareholder derivative lawsuits filed against the company which, if adversely determined, could have a material adverse effect on the company's financial condition and results of operations; and other risks and uncertainties detailed from time to time in the company's filings with the Securities and Exchange Commission. The company undertakes no obligation to update or revise any forward-looking information, whether as a result of new information, future developments or otherwise.

CONTACT: Rhonda Barnat or Mike Pascale at 212-371-5999, both of The Abernathy MacGregor Group.